EXHIBIT 1.01

CONFLICT MINERALS REPORT OF
PLEXUS CORP.
IN ACCORDANCE WITH RULE 13p-1
UNDER THE SECURITIES EXCHANGE ACT OF 1934
FOR THE REPORTING PERIOD FROM
JANUARY 1 TO DECEMBER 31, 2014

I.	Introduction

This is the Conflict Minerals Report (the “Report”) of Plexus Corp. (“Plexus,” the “Company,” “we,” “us,” or “our”) prepared for calendar year 2014 (excluding conflict minerals that, prior to January 31, 2013, were located outside of the supply chain) in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “Act”). The term “conflict mineral” is defined as (A) columbite-tantalite (coltan), cassiterite, gold, wolframite or their derivatives, which are limited to tantalum, tin and tungsten; or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo or an adjoining country (collectively, the “Covered Countries”). Numerous terms in this Report are defined in Rule 13p-1 of the Act and Form SD and the reader is referred to those sources, and also to Securities and Exchange Commission (“SEC”) Release No. 34-67716 (August 22, 2012) under the Act for such definitions.

In accordance with Rule 13p-1, we undertook efforts to determine whether the conflict minerals necessary to the functionality or production of products that we manufacture or contract to manufacture were sourced from the Covered Countries, or are from recycled or scrap sources. The Company designed its due diligence efforts in conformity with the internationally recognized due diligence framework in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Due Diligence Guidance”) and related supplements for each of the conflict minerals (the “Supplements”).

The statements below are based on the due diligence activities performed to date and are based on the information available at the time of this filing.  Factors that could affect the accuracy of these statements include, but are not limited to, incomplete supplier data or a lack of available smelter data, errors or omissions by suppliers or smelters, evolving confirmation of smelters, incomplete information from industry or other third-party sources, additional guidance regarding the rules, and other issues.

II.	About Plexus

Plexus is an electronics manufacturing services (“EMS”) company that provides optimized product conceptualization, design, commercialization, manufacturing, fulfillment and aftermarket services solutions for original equipment manufacturers (“OEMs”) throughout the world. Plexus does not sell “Plexus-branded” products. We partner with our customers to bring their products to market via our Product Realization Value Stream.

III.	Due Diligence Measures Performed by Plexus

Plexus’ overall conflict minerals program is based on the five-step framework of the OECD Due Diligence Guidance and its Supplements. Plexus’ implementation of the OECD Due Diligence Guidance for calendar year 2014 consisted of the following steps:

Step 1:     Maintain strong company management systems
Step 2:     Identify and assess risks in the supply chain
Step 3:     Design and implement a strategy to respond to identified risks
Step 4:        Carry out independent third-party audit of smelters'/refiners' due diligence practices
Step 5:     Report annually on supply chain due diligence

Step 1: Maintain strong company management systems

Conflict Minerals Policy - Plexus’ Conflict Minerals Policy affirms the Company’s commitment to comply with the conflict minerals rule and establishes the expectations of our suppliers with respect to the rule, and is publicly available at www.plexus.com/about-us/social-responsibility/our-suppliers. We periodically review our Conflict Minerals Policy and will make updates as necessary and appropriate. If a supplier fails to comply with our Conflict Minerals Policy, we may reconsider our willingness to continue to partner with that supplier.

Company Level Grievance Mechanism - As an additional means of communication regarding conflict minerals, Plexus employees and other stakeholders can communicate directly and confidentially with our Corporate Compliance Officer and executive management by using our Ethics Hotline, as outlined in the Plexus Code of Conduct and Business Ethics located at www.plexus.com (follow the links to “Investor Relations” and then to “Corporate Governance”).

Document Retention - Plexus is retaining documentation regarding its conflict minerals due diligence measures for calendar year 2014 in accordance with its record retention guidelines.

Step 2: Identify and assess risks in the supply chain

We performed the following steps as part of our risk assessment process:

Identify Suppliers In Scope - Our internal cross-functional conflict minerals team identified all suppliers that Plexus utilized in 2014 that may have sold Plexus goods containing conflict minerals.

Conduct Reasonable Country of Origin Inquiry (“RCOI”) - Plexus utilized the industry-developed Electronic Industry Citizen Coalition (“EICC”) - Global e-Sustainability Initiative (“GeSI”) Conflict Minerals Reporting Template (“CMRT”) to query the suppliers identified in our assessment of the supply chain. After collecting CMRTs from suppliers, we evaluated the responses for completeness and content, and we engaged in follow-up communications with suppliers as appropriate. Some suppliers provided us with “company-level” CMRT responses that included information on all products sold by the supplier to its customers even though Plexus may have purchased only a limited subset of components or products from the supplier.

Step 3: Design and implement a strategy to respond to identified risks

We performed the following steps as part of our risk management plan:

Validate Smelters - As part of the risk mitigation process, we compared the list of smelters/processors collected from suppliers and compared it to the conflict-free smelter lists published by the Conflict-Free Sourcing Initiative (“CFSI”).

Plexus implemented additional due diligence for 259 suppliers that provided us with a CMRT, or other information, identifying the supplier as a potential source of conflict minerals originating from a smelter or refiner that potentially sourced from the DRC covered countries. These due diligence measures included engaging directly with the supplier to verify that the smelters/refiners reported to Plexus were CFSI certified or were pursuing CFSI certification. In addition, Plexus reviewed the smelters/refiners that were reported to us by these suppliers for accuracy and compared the data to known smelter lists. Where matches could not be identified, we researched the company to determine whether the smelter/refiner was operational or may have been misidentified.

Step 4: Carry out independent third-party audit of smelter/refiner due diligence practices

Plexus relied on multi-stakeholder initiatives that provide verification processes for conflict-free minerals from smelters or refiners who may provide those minerals to companies in our supply chain. Plexus, as a purchaser of component parts, is many steps removed from the mining of conflict minerals. We do not purchase raw ore or unrefined conflict minerals, and we conduct no purchasing activities directly in the Covered Countries.

Step 5: Report annually on supply chain due diligence

This Report (and the related Form SD) was filed with the SEC and is available on our website at www.plexus.com/about-us/social-responsibility/our-suppliers.

IV.	Determination

On the basis of the due diligence measures discussed in this Report, we do not have sufficient information from our suppliers or otherwise to conclusively determine the country of origin of the conflict minerals in the products we manufacture, or contract to manufacture, or whether the conflict minerals were from recycled or scrap sources. As a result of our due diligence measures, Plexus has identified the 314 smelters/refiners listed in Annex I as potentially processing these conflict minerals.

V.	Steps to Continuously Improve Due Diligence

Our suppliers have in some cases reported smelters/refiners that we believe are not operational or may have been misidentified as smelters/refiners for the 2014 reporting year. Plexus continues to conduct independent research on smelters/refiners and will work with suppliers throughout our supply chain to help improve and refine their reported information in future years. We will continue to communicate our expectations and information requirements to our direct suppliers. We will continue to make inquiries to our direct suppliers and undertake additional risk assessments when potentially relevant changes in facts or circumstances are identified.

In addition to those above, we are considering taking the following steps during the next compliance period to improve the due diligence conducted and to further mitigate the risk that the conflict minerals necessary to support our operations benefit armed groups, including:

•
Actively participating in and supporting industry trade groups to help improve communication throughout the supply chain. Plexus joined the EICC in 2014 as an applicant member and will participate in the EICC’s conflict minerals working groups.

•	Continue to partner with certain customers to help educate suppliers on our ongoing expectations supporting responsible sourcing decisions.

•	Continue to educate suppliers on improving data reporting quality.

•	Reconsidering our willingness to continue to partner with suppliers that do not comply with our Conflict Minerals Policy.

VII.    Independent Audit

For calendar year 2014, in accordance with SEC rules and related guidance, an independent private sector audit of this Report was not required.

Annex I
List of Identified Smelters/Refiners for 2014

Metal	Smelter or Refiner Facility Name	Location
Gold	Abington Reldan Metals	United States
Gold	Advanced Chemical Company	United States
Gold	Aida Chemical Industries Co. Ltd.	Japan
Gold	Aktyubinsk Copper Company TOO	Russian Federation
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	All Right Consultant & Development Co Ltd	Taiwan
Gold	AngloGold Ashanti Córrego do Sítio Minerção	Brazil
Gold	Argor-Heraeus SA	Switzerland
Gold	Asahi Pretec Corporation	Japan
Gold	Asaka Riken Co Ltd	Japan
Gold	Asarco Gold - Amarillo, Texas	United States
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	Aurubis AG	Germany
Gold	Baiyin Nonferrous Group Co., LTD	China
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Bauer Walser AG	Germany
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	Caridad	Mexico
Gold	Casa Da Moeda Do Brasil-CMB	Brazil
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Cendres + Métaux SA	Switzerland
Gold	Chimet S.p.A.	Italy
Gold	China Gold International Resources Corp. Ltd	Canada
Gold	China National Gold Group Corporation	China
Gold	Chugai Mining	Japan
Gold	Colt Refining	United States
Gold	Daejin Indus Co. Ltd	Republic of Korea
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Do Sung Corporation	Republic of Korea
Gold	Doduco	Germany
Gold	Dongguanshi Sutande Dianzi Cailiao Youxiangongsi	China
Gold	Dowa	Japan
Gold	Eco-System Recycling Co., Ltd.	Japan
Gold	Faggi Enrico S.p.a	Italy
Gold	FSE Novosibirsk Refinery	Russian Federation
Gold	Gansu Seemine Material Hi-Tech Co Ltd	China
Gold	Guangdong Jinding Gold Limited	China
Gold	Harmony Gold Mining Co.	South Africa
Gold	Henan Sanmenxia Lingbao City Jinyuan Mining Industry Co., Ltd.	China

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Ltd. Hong Kong	Hong Kong
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	Hisikari Mine	Japan
Gold	Honorable Hardware Craft Product Limited Company	China
Gold	Hunan Chenzhou Mining Group Co., Ltd.	China
Gold	Hwasung CJ Co. Ltd	Republic of Korea
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Company Limited	China
Gold	Jinlong Copper Group Ltd.	China
Gold	Jin Jinyin Refining Company Limited	China
Gold	Johnson Matthey Inc	United States
Gold	Johnson Matthey Ltd	Canada
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Uralelectromed	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kazzinc Ltd	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States
Gold	Kojima Chemicals Co., Ltd	Japan
Gold	Korea Metal Co. Ltd	Republic of Korea
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	L' azurde Company For Jewelry	Saudi Arabia
Gold	Lingbao Gold Company Limited	China
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	China
Gold	LS-Nikko Copper Inc.	Republic of Korea
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	China
Gold	Materion	United States
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metalor Technologies (Hong Kong) Ltd	Hong Kong
Gold	Metalor Technologies (Singapore) Pte. Ltd.	Singapore
Gold	Metalor Technologies Ltd. (Suzhou)	China
Gold	Metalor Technologies SA	Switzerland
Gold	Metalor USA Refining Corporation	United States
Gold	Met-Mex Peñoles, S.A.	Mexico
Gold	Minsur	Peru
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Bassan Precision Metals	China
Gold	Mitsui Kinzoku Co Ltd	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan

Gold	Nittetsu Mining Co., Ltd	Japan
Gold	Nihon Material Co. LTD	Japan
Gold	Ohio Precious Metals, LLC	United States
Gold	Ohura Precious Metal Industry Co., Ltd	Japan
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	Russian Federation
Gold	OJSC Kolyma Refinery	Russian Federation
Gold	Pamp SA	Switzerland
Gold	Pan Pacific Copper Co. LTD	Japan
Gold	Penglai Penggang Gold Industry Co Ltd	China
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Précinox SA	Switzerland
Gold	Rand Refinery (Pty) Ltd	South Africa
Gold	Remondis Argentia B.V.	Netherlands
Gold	Republic Metals Corporation	United States
Gold	Royal Canadian Mint	Canada
Gold	Sabin Metal Corp.	United States
Gold	Samduck Precious Metals	Republic of Korea
Gold	Samwon Metals Corp.	Republic of Korea
Gold	Saxonia Edelmetalle GmbH	Germany
Gold	Schone Edelmetaal	Netherlands
Gold	Schoot	Germany
Gold	SEMPSA Joyería Platería SA	Spain
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	China
Gold	Sichuan Tianze Precious Metals Co., Ltd	China
Gold	So Accurate Group, Inc.	United States
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Southern Copper Corporation	Mexico
Gold	Solar Applied Materials Technology Corp.	Taiwan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	The Gold Smelter of Guangdong, Gao Yao He Tai Gold Mining	China
Gold	The Great Wall Gold and Silver Refinery of China	China
Gold	The Hutti Gold Mining Company	India
Gold	The Refinery of Shandong Gold Mining Co. Ltd	China
Gold	Tokuriki Honten Co., Ltd	Japan
Gold	Tongling nonferrous Metals Group Co.,Ltd	China
Gold	Torecom	Republic of Korea
Gold	Umicore Brasil Ltda	Brazil
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Umicore SA Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States
Gold	Valcambi SA	Switzerland
Gold	Western Australian Mint trading as The Perth Mint	Australia
Gold	Yamamoto Precious Metal Co., Ltd.	Japan

Gold	Yantai Guodasafina High-Tech Environmental Refinery Co. Ltd.	China
Gold	Yantai Zhaojin Lifu Precious Metals Co., Ltd.	China
Gold	Yokohama Metal Co Ltd	Japan
Gold	Yunnan Copper Industry Co Ltd	China
Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	Zijin Mining Group Co. Ltd	China
Tantalum	AMG Mining	Brazil
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	Conghua Tantalum and Niobium Smeltry	China
Tantalum	Duoluoshan	China
Tantalum	Ethiopian Minerals Development Share Co.	Ethiopia
Tantalum	Exotech Inc.	United States
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	China
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	H.C. Starck GmbH Goslar	Germany
Tantalum	H.C. Starck GmbH Laufenburg	Germany
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Inc.	United States
Tantalum	H.C. Starck Ltd.	Japan
Tantalum	H.C. Starck Smelting GmbH & Co.KG	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Hi-Temp	United States
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Kemet Blue Metals	Mexico
Tantalum	Kemet Blue Powder	United States
Tantalum	King-Tan Tantalum Industry Ltd	China
Tantalum	LSM Brasil S.A.	Brazil
Tantalum	Metal Do Co., Ltd.	Japan
Tantalum	Metallurgical Products India (Pvt.) Ltd.	India
Tantalum	Mineração Taboca S.A.	Brazil
Tantalum	Mitsui Mining & Smelting	Japan
Tantalum	Molycorp Silmet A.S.	Estonia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	Plansee SE Liezen	Austria
Tantalum	Plansee SE Reutte	Austria
Tantalum	QuantumClean	United States
Tantalum	RFH Tantalum Smeltry Co., Ltd	China
Tantalum	Shanghai Jiangxi Metals Co. Ltd	China
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	Taki Chemicals	Japan

Tantalum	Telex	United States
Tantalum	Ulba	Kazakhstan
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	China
Tantalum	Zhuzhou Cement Carbide	China
Tin	5N Plus Lübeck GmbH	Germany
Tin	Alpha	United States
Tin	Best Metals	Canada
Tin	CFC Cooperativa dos Fundidores de Cassiterita da Amazônia Ltda.	Brazil
Tin	China Rare Metal Materials Company	China
Tin	China Tin Group Co., Ltd.	China
Tin	CNMC (Guangxi) PGMA Co. Ltd.	China
Tin	Cooper Santa	Brazil
Tin	CV Duta Putra Bangka	Indonesia
Tin	CV Gita Pesona	Indonesia
Tin	CV JusTindo	Indonesia
Tin	CV Makmur Jaya	Indonesia
Tin	CV Nurjanah	Indonesia
Tin	CV Serumpun Sebalai	Indonesia
Tin	CV United Smelting	Indonesia
Tin	Dowa	Japan
Tin	EM Vinto	Bolivia
Tin	Estanho de Rondônia S.A.	Brazil
Tin	Feinhutte Halsbrucke GmbH	Germany
Tin	Fenix Metals	Poland
Tin	Foshan Nanhai Tongding Metal Co	China
Tin	Gejiu Gold Smelter Minerals Co., Ltd.	China
Tin	Gejiu Jinye Mineral Products Co., Ltd.	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	China
Tin	Gejiu Zi-Li	China
Tin	Guangxi Nonferrous Metals Group ( Hechi Xinhua smelting limited company )	China
Tin	Huichang Jinshunda Tin Co. Ltd	China
Tin	Jiangxi Nanshan	China
Tin	Jiangxi Shunda Huichang Kam Tin Co., Ltd.	China
Tin	Kovohute Pribram Nastupinicka, A.S.	Czech Republic
Tin	Linwu Xianggui Smelter Co	China
Tin	Magnu's Minerais Metais e Ligas LTDA	Brazil
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Materials Eco-Refining Co. LTD	Japan
Tin	Melt Metais e Ligas S/A	Brazil
Tin	Metallic Resources Inc	United States
Tin	Metallo Chimique	Belgium
Tin	Mineração Taboca S.A.	Brazil
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan

Tin	NGHE Tinh Non-Ferrous Metal Company	Vietnam
Tin	Nippon Filler Metals Ltd	Japan
Tin	Novosibirsk Integrated Tin Works	Russian Federation
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc	Philippines
Tin	OMSA	Bolivia
Tin	PT Alam Lestari Kencana	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Bangka Kudai Tin	Indonesia
Tin	PT Bangka Putra Karya	Indonesia
Tin	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT BilliTin Makmur Lestari	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Fang Di MulTindo	Indonesia
Tin	PT Hanjaya Perkasa Metals	Indonesia
Tin	PT HP Metals Indonesia	Indonesia
Tin	PT Inti Stania Prima	Indonesia
Tin	PT Karimun Mining	Indonesia
Tin	PT Koba Tin	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Pelat Timah Nusantara Tbk	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Seirama Tin Investment	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Supra Sukses Trinusa	Indonesia
Tin	PT Tambang Timah	Indonesia
Tin	PT Timah (Persero), Tbk	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	PT Yinchendo Mining Industry	Indonesia
Tin	Rui Da Hung	Taiwan
Tin	SGS Bolivia S.A.	Bolivia
Tin	Snow up to the city of Suzhou Chemical Co., Ltd	China
Tin	Soft Metais, Ltda.	Brazil
Tin	Thaisarco	Thailand

Tin	Vietnam National Coal-Mineral Industries Holding Corporation Limited	Vietnam
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil
Tin	YunNan GeJiu Jin Ye Mineral Co.,Ltd	China
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	China
Tin	Yunnan Tin Company, Ltd.	China
Tin	Zhuhai Horyison Solder Co., Ltd	China
Tungsten	A.L.M.T. Corp.	Japan
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	China
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	Ganxian Shirui New Material Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.	United States
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	H.C. Starck GmbH	Germany
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Germany
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Kennametal Fallon	United States
Tungsten	Kennametal Huntsville	United States
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	Vietnam
Tungsten	Ganzhou Honfei W & Mo Materials Co., Ltd.	China
Tungsten	Saganoseki Smelter & Refinery	Japan
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	Vietnam
Tungsten	Wolfram Bergbau und Hütten AG	Austria
Tungsten	Wolfram Company CJSC	Russian Federation
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China